UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 20, 2006

WINSONIC DIGITAL MEDIA GROUP, LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-32231	52-2236253
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Marietta Street, Suite 2600
Atlanta, Ga. 30303
(Address of principal executive offices) (Zip Code)

(404) 230-5705
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01 Entry into a Material Definitive Agreement

See Item 2.01 below.

ITEM 2.01 Completion of Acquisition or Disposition of Assets

WinSonic Digital Media Group, Ltd. (the “Company”) completed the acquisition of DV Photo Shop (the “Store”), pursuant to an Asset & Goodwill Purchase Agreement (the “Acquisition Agreement”) executed on November 20, 2006 by and among the Company, DV Photo Shop and Sung Yeol “Scott” Yoon, the owner and operator of the Store. A copy of the Acquisition Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by this reference.

DV Photo Shop is an urban retail store located at Centennial Tower, 101 Marietta Street, Atlanta, Georgia, and specializes in photography development, digital photography and the sale of mobile phones, accessories, and wireless communications services. The Store provides service to downtown Atlanta, specifically those in need of convenience for uploading, developing and printing digital photographs and activating mobile phone services. The Store offers the Company other streams of revenue, which will be derived from retail and on-line distribution of Winsonic products, digital services and other telecommunication offerings.

Pursuant to the Acquisition Agreement, the Company acquired 100% of the interests in the Store for a total consideration of $200,000. The Company and Mr. Yoon agreed to the following: a 6% Convertible Subordinated Promissory Note for Sixty Thousand Dollars ($60,000) issued in the names of JungSook Yoon, HeungWoo Park, and SunWoo Park (the “Promissory Note”), which can be converted into shares of common stock of the Company at a rate of $0.58 per share; Sixty Thousand Dollars ($60,000) worth of the Company’s common stock at a rate of $0.58 (i.e., 103,448 shares) to be issued in the names of JungSook Yoon, HeungWoo Park, and SunWoo Park; and Eighty Thousand Dollars ($80,000) worth of the Company’s common stock at a rate of $0.58 (i.e., 137,931 shares) to be issued in the name of Sung Yeol Yoon. A copy of the Promissory Note is filed as Exhibit 4.1 hereto and is incorporated herein by this reference. The Company and Mr. Yoon made customary representations, warranties, and covenants in the Acquisition Agreement for a transaction of this nature. Additionally, as part of the transaction, Mr. Yoon was offered and accepted employment with the Company as the VP of Winsonic Digital Store.

Following the acquisition, the Company changed the name of the Store to Winsonic Digital Store, Ltd., and incorporated it in the State of Georgia on December 8, 2006. The Store, of which the Company is now a one hundred percent (100%) equity owner, obtained its business license from the City of Atlanta on December 13, 2006, thereby enabling it to transact business in the City of Atlanta. Currently, the Store offers the same products and services it offered before the acquisition; however, its future offerings include music downloads, digital photo depot, on-line storage, video conferencing, content development, music lab for mixing and mastering, and film, video and photo editing.

The foregoing description of the acquisition of DV Photo Shop, the Acquisition Agreement and the Promissory Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Acquisition Agreement and the Promissory Note.

ITEM 3.02 Unregistered Sales of Equity Securities

See Item 2.01 above. The Securities were issued in reliance upon Section 4(2) of the Securities Act as a transaction not involving a public offering.

ITEM 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(d)	Exhibits.

4.1	Convertible Subordinate Promissory Note by and between WinSonic Digital Media Group, Ltd. and JungSook Yoon, HeungWoo Park, and SunWoo Park executed on November 20, 2006.

10.1	Asset & Goodwill Purchase Agreement by and among WinSonic Digital Media Group, Ltd., DV Photo Shop and Sung Yeol “Scott” Yoon executed on November 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2006

WINSONIC DIGITAL MEDIA GROUP, LTD.

	By:	/s/ Winston Johnson
Winston Johnson Chairman/CEO/Director